Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of The West Company, Incorporated on Form S-8, (Registration Nos. 2-95618, 2-45534, 33-29506, 33-32580, 33-37825, 33-61074, 33-61076, 33-12287 and 33-12289) of our
report dated February 18, 1998 on our audits of the consolidated financial statements The West Company, Incorporated and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


COOPERS & LYBRAND


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 31, 1998


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